UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018 (June 29, 2018)

ICTV BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Effective June 29, 2018, Diana Pessin resigned as a member of the Company’s Board of Directors and as a member of the Company’s Audit Committee. In her resignation letter, Ms. Pessin stated that her philosophy and vision for the Company to improve its performance and corporate governance does not align with the current Board and management, and that she has fundamental differences with the way the company is run. The Company’s Board of Directors and management disagree with Ms. Pessin’s assertions in her resignation letter, a copy of which is attached hereto as Exhibit 99.1.

The Company has furnished Ms. Pessin with a copy of this Current Report on Form 8-K on July 6, 2018, providing her with the opportunity to furnish the Company with a letter addressed to the Company stating whether she agrees with the statements made by the Company herein and if not, stating the respects in which she does not agree. The Company will file any letter received by it from Ms. Pessin as an exhibit by an amendment to this Form 8-K within two business days after receipt.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Resignation letter, dated June 29, 2018, of Diana Pessin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV BRANDS INC.

Date: July 6, 2018	By:	/s/ Kelvin Claney
	Name:	Kelvin Claney
	Title:	Chief Executive Officer